UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2006

El Paso Electric Company

(Exact name of Registrant as Specified in its Charter)

Texas	0-296	74-0607870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (915) 543-5711

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Repurchase of Common Stock

El Paso Electric Company (“EE”) today filed its financial report for the quarter ended June 30, 2006 with the Federal Energy Regulatory Commission (“FERC”) on Form 3-Q. In its Form 3-Q, EE disclosed that, during the period from August 8, 2006 to August 23, 2006, it repurchased 402,100 shares of its common stock at an aggregate cost of approximately $9.0 million, including commissions, pursuant to a buyback program previously approved by its Board of Directors in February 2004. EE also disclosed that approximately 1.3 million shares remain authorized to be repurchased under the currently authorized program. EE may in the future make additional purchases of its common stock pursuant to this buyback program at open market prices and may engage in private transactions, where appropriate. EE does not undertake to update its disclosure regarding the number of shares purchased pursuant to its buyback plan except as part of its quarterly and annual filings with the Securities and Exchange Commission and the FERC or as otherwise required by law.

A copy of a press release discussing this matter and containing a safe harbor statement is included as Exhibit 99.01 to this Current Report and is incorporated herein by reference. The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.01	Press Release, dated August 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: August 25, 2006	By:	/s/ Gary D. Sanders
	Name:	Gary D. Sanders
	Title:	General Counsel